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                                                                     EXHIBIT 4.5
                           SAFEGUARD SCIENTIFICS, INC.

                                 RETIREMENT PLAN




        Pursuant to ARTICLE XV Amendment and Termination, the Plan is hereby amended as follows:

        The Trustees under this Plan are Dorinda K. Culp, Joseph R. DeSanto and Janet Hoffman.

        The effective date of this amendment is April 1, 2001.





                                            Safeguard Scientifics, Inc.

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